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                                                                     Exhibit 4.4

                                                               EXECUTION VERSION

                          THIRD SUPPLEMENTAL INDENTURE

     THIS THIRD SUPPLEMENTAL INDENTURE dated as of July 13, 2004 among The Hockey Company, a Delaware corporation (the "COMPANY"), Sport Maska Inc., a New Brunswick corporation (the "SUBSIDIARY ISSUER", and together with the Company, the "Issuers"), the Guarantors (as defined in the Indenture referred to herein), and The Bank of New York, as trustee under the Indenture referred to below (the "TRUSTEE").

     WHEREAS, the Issuers and certain of the Guarantors have heretofore executed and delivered to the Trustee an indenture dated as of April 3, 2002 (as such indenture has been supplemented and amended to date, the "EXISTING INDENTURE", and the Existing Indenture, as it may from time to time be supplemented or amended by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the "INDENTURE"), providing for the issuance of 11 1/4% Senior Secured Note Units due 2009 (the "INITIAL UNITS"), each Unit consisting of $500 principal amount of 11 1/4% Senior Secured Notes of the Company (the "PARENT NOTES") and $500 principal amount of 11 1/4% Senior Secured Notes of the Subsidiary Issuer (the "SUBSIDIARY ISSUER NOTES" and, together with the Parent Notes, the "NOTES");

     WHEREAS, the Issuers and certain of the Guarantors have heretofore executed and delivered to the Trustee supplemental indentures dated as of May 22, 2003 providing for the unconditional guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth therein and to clarify the defined term "Change of Control";

     WHEREAS, the Issuers and the Guarantors propose to amend the Existing Indenture and the Notes (the "PROPOSED AMENDMENTS"), as contemplated hereby;

     WHEREAS, the Issuers have obtained the consent of the Holders of the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated June 25, 2004, as amended, supplemented or modified (the "CONSENT SOLICITATION STATEMENT"), to the Proposed Amendments upon the terms and subject to the conditions set forth therein;

     WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuers and the Guarantors may amend or supplement the Indenture and the Notes as contemplated hereby provided that the Holders of at least a majority in aggregate principal amount of Notes then outstanding have consented;

     WHEREAS, the Issuers have received and delivered to the Trustee the consent of the Holders of at least a majority in aggregate principal amount of the Notes to the Proposed Amendments;

     WHEREAS, each of the Issuers and each Guarantor has been authorized by a resolution of its respective board of directors to enter into this Third Supplemental Indenture;

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     WHEREAS, all other acts and proceedings required by law, by the Existing
Indenture and by the respective certificate of incorporation and by-laws of the Issuers and the Guarantors to make this Third Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

     WHEREAS, pursuant to Section 9.06, the Trustee is authorized to execute and deliver this Third Supplemental Indenture;

     WHEREAS, the terms of this Third Supplemental Indenture will become operative (the "OPERATIVE DATE") on the Initial Payment Date (as defined in the Consent Solicitation Statement) (the "TENDER OFFER CONDITION"); and

     WHEREAS, the terms of this Third Supplemental Indenture shall be null and void if the Tender Offer Condition does not occur.

     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

     That, for and in consideration of the premises herein contained and in order to effect the proposed amendments contained in the Consent Solicitation Statement, pursuant to Sections 9.02 and 9.06 of the Existing Indenture, the Issuers and the Guarantors agree with the Trustee as follows:

                                    ARTICLE 1

                    AMENDMENT OF EXISTING INDENTURE AND NOTES

     1.1. AMENDMENT OF EXISTING INDENTURE. Effective as of the Operative Date, this Third Supplemental Indenture amends the Existing Indenture as provided for herein. If the Operative Date does not occur, then the terms of this Third Supplemental Indenture shall be null and void and the Existing Indenture shall continue in full force and effect without any modification hereby.

     1.2. AMENDMENT OF SECTION 1.01. Pursuant to Section 9.02 of the Existing Indenture, Section 1.01 of the Existing Indenture is hereby amended by deleting in their entirety the definitions of "Acquired Indebtedness," "Affiliate Transaction," "Asset Acquisition," "Asset Sale," "Capitalized Lease Obligation," "Cash Equivalents," "Consolidated EBITDA," "Consolidated Fixed Charge Coverage Ratio," "Consolidated Fixed Charges," "Consolidated Interest Expense," "Consolidated Net Income," "Consolidated Net Worth," "Consolidated Non-cash Charges," "Credit Agreement," "Credit Facilities," "Currency Agreement," "European Credit Agreement," "Incur," "Independent Financial Advisor," "Interest Swap Obligations," "Investment," "Net Cash Proceeds," "Net Proceeds Offer," "Net Proceeds Offer Amount," "Net Proceeds Offer Payment Date," "Net Proceeds Offer Trigger Date," "Permitted Indebtedness," "Permitted Investments," "Permitted Liens," "Proceeds Purchase Date," "Purchase Money Indebtedness," "Reference Date," "Refinance," "Refinancing Indebtedness,"

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"Restricted Payment," "Sale and Leaseback Transaction," "Surviving Entity," and
"Weighted Average Life to Maturity" contained in the Existing Indenture.

     1.3. AMENDMENT OF SECTION 4.03. Pursuant to Section 9.02 of the Existing Indenture, Section 4.02 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.03.         [INTENTIONALLY OMITTED].

     1.4. AMENDMENT OF SECTION 4.04. Pursuant to Section 9.02 of the Existing Indenture, Section 4.04 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

 SECTION 4.04.        [INTENTIONALLY OMITTED].

     1.5. AMENDMENT OF SECTION 4.05. Pursuant to Section 9.02 of the Existing Indenture, Section 4.05 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.05.         [INTENTIONALLY OMITTED].

     1.6. AMENDMENT OF SECTION 4.06. Pursuant to Section 9.02 of the Existing Indenture, Section 4.06 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.06.         [INTENTIONALLY OMITTED].

     1.7. AMENDMENT OF SECTION 4.07. Pursuant to Section 9.02 of the Existing Indenture, Section 4.06 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.07.         [INTENTIONALLY OMITTED].

     1.8. AMENDMENT OF SECTION 4.08. Pursuant to Section 9.02 of the Existing Indenture, Section 4.08 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.08.         [INTENTIONALLY OMITTED].

     1.9. AMENDMENT OF SECTION 4.09. Pursuant to Section 9.02 of the Existing Indenture, Section 4.09 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.09.         [INTENTIONALLY OMITTED].

     1.10. AMENDMENT OF SECTION 4.10. Pursuant to Section 9.02 of the Existing Indenture, Section 4.10 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

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SECTION 4.10.         [INTENTIONALLY OMITTED].

     1.11. AMENDMENT OF SECTION 4.11. Pursuant to Section 9.02 of the Existing Indenture, Section 4.11 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.11.         [INTENTIONALLY OMITTED].

     1.12. AMENDMENT OF SECTION 4.12. Pursuant to Section 9.02 of the Existing Indenture, Section 4.12 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.12.         [INTENTIONALLY OMITTED].

     1.13. AMENDMENT OF SECTION 4.13. Pursuant to Section 9.02 of the Existing Indenture, Section 4.13 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.13.         [INTENTIONALLY OMITTED].

     1.14. AMENDMENT OF SECTION 4.16. Pursuant to Section 9.02 of the Existing Indenture, Section 4.16 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.16.         [INTENTIONALLY OMITTED].

     1.15. AMENDMENT OF SECTION 4.18. Pursuant to Section 9.02 of the Existing Indenture, Section 4.18 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.18          [INTENTIONALLY OMITTED].

     1.16. AMENDMENT OF SECTION 4.19. Pursuant to Section 9.02 of the Existing Indenture, Section 4.19 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.19.         [INTENTIONALLY OMITTED].

     1.17. AMENDMENT OF SECTION 4.20. Pursuant to Section 9.02 of the Existing Indenture, Section 4.20 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 4.20.         [INTENTIONALLY OMITTED].

     1.18. AMENDMENT OF SECTION 5.01. Pursuant to Section 9.02 of the Existing Indenture, Section 5.01 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

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SECTION 5.01.         [INTENTIONALLY OMITTED].

     1.19. AMENDMENT OF SECTION 5.02. Pursuant to Section 9.02 of the Existing Indenture, Section 5.02 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 5.02.         SUCCESSOR CORPORATION SUBSTITUTED.

     Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of an Issuer, the successor Person formed by such consolidation or into which that Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, that Issuer under this Indenture, the Notes and the Units with the same effect as if such surviving entity had been named as such.

     1.20. AMENDMENT OF SECTION 6.01. Pursuant to Section 9.02 of the Existing Indenture, Section 6.01 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 6.01. EVENTS OF DEFAULT

     Each of the following constitutes an "EVENT OF DEFAULT":

             (1) the Company or Subsidiary Issuer fails to pay interest on any Notes included in a Unit when the same becomes due and payable and the Default continues for a period of 30 days;

             (2) the Company or Subsidiary Issuer fails to pay the principal on any Notes included in a Unit, when such principal becomes due and payable, at maturity, upon redemption or otherwise;

             (3)   [INTENTIONALLY OMITTED];

             (4)   [INTENTIONALLY OMITTED];

             (5)   [INTENTIONALLY OMITTED];

             (6) the Company, the Subsidiary Issuer or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing;

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             (7)   a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company, the Subsidiary Issuer or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company, the Subsidiary Issuer or any Significant Subsidiary, (B) appoint a Custodian of the Company, the Subsidiary Issuer or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

             (8) any Collateral Agreement at any time for any reason shall cease to be in full force and effect, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the Indenture, or any judgment creditor having a Lien against any Collateral commences legal action to foreclose such Lien or otherwise exercise its remedies against any Collateral and the value of the claim of such creditor is greater than $1.5 million; or

             (9) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

     1.21. AMENDMENT OF SECTION 8.01(d). Pursuant to Section 9.02 of the Existing Indenture, Section 8.01(d) of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

             (1) The Issuers shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or U.S. Government Obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of any Officer of the Issuers, as set out in an Officers' Certificate, to pay the principal of and interest on the outstanding Notes to maturity or redemption, in each case not later than one day before the due date of any payment; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Issuers instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

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             (2)   [INTENTIONALLY OMITTED];

             (3) Such Legal Defeasance or Covenant Defeasance shall not result in a Default under this Indenture or a breach or violation of, or constitute a default under, this Indenture;

             (4)   [INTENTIONALLY OMITTED];

             (5)   [INTENTIONALLY OMITTED];

             (6)   [INTENTIONALLY OMITTED];

             (7) The Issuers have jointly delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

       In the event all or any portion of the Notes, as Units, are to be redeemed through such irrevocable trust, the Issuers must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Issuers.

     1.22. AMENDMENT OF SECTION 12.05. Pursuant to Section 9.02 of the Existing Indenture, Section 12.05 of the Existing Indenture is hereby amended and restated in its entirety to read as follows:

SECTION 12.05.        SPECIFIED RELEASES OF COLLATERAL.

     (a) The Issuers shall be entitled to obtain a full release of items of Collateral (the "Released Interests") from the Security Interests created by this Indenture, the Notes and the Collateral Agreements upon compliance with the conditions precedent set forth in Sections 8.01 or 8.02 of this Indenture, the applicable Collateral Agreements and to the extent applicable, the Intercreditor Agreement. So long as no Default or Event of Default exists, upon the request of the Issuers and the furnishing of each of the items required by Section 12.05(b), the Collateral Agent upon the direction of the Trustee (or the Trustee if acting as Collateral Agent) shall forthwith take such action (at the request of and the expense of the Issuers, without recourse or warranty and without any representation of any kind), including the execution of appropriate UCC-3 termination statements, to release and reconvey to the Issuers all of the Released Interests, and shall deliver such Released Interests in its possession to the Issuers and their applicable Subsidiary Guarantors.

     (b) So long as no Default or Event of Default exists, the Issuers shall be entitled to obtain a release of, and the Collateral Agent and the Trustee shall release, the Released Interests upon compliance with the condition precedent that the Issuers shall have satisfied all applicable conditions precedent to any such release set forth in this Indenture, the applicable Collateral Agreements and to the extent applicable, the

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Intercreditor Agreement as set forth in an Officers' Certificate and an Opinion of Counsel delivered to the Trustee and shall have delivered to the Trustee and the Collateral Agent the following, as applicable:

             (i)   [INTENTIONALLY DELETED];

             (ii)  [INTENTIONALLY DELETED];

             (iii) [INTENTIONALLY DELETED];

             (iv) to the extent required by the TLA, an Officers' Certificate of the Issuers and an Opinion of Counsel certifying that all conditions precedent to the release of the Released Interests have been met and that such release complies with the terms and conditions of this Indenture, the applicable Collateral Agreements and to the extent applicable, the Intercreditor Agreement; and

             (v) all applicable certificates, opinions and other documentation required by the TIA or this Indenture, if any.

     Upon compliance by the Issuers with the conditions precedent set forth above, the Trustee shall cause to be released and reconveyed, without recourse and without representation or warranty of any kind, to the Issuers, the Released Interests.

     1.23. AMENDMENT TO THE NOTES. Pursuant to Section 9.02 of the Existing Indenture, Section 15 of the Notes is hereby deleted in its entirety.

                                    ARTICLE 2

                                   THE TRUSTEE

     2.1. PRIVILEGES AND IMMUNITIES OF TRUSTEE. The Trustee accepts the amendment of the Indenture and the Notes effected by this Third Supplemental Indenture but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. The Trustee shall not be responsible for the adequacy or sufficiency of the Third Supplemental Indenture, for the due execution thereof by the Company and the Guarantors or for the recitals contained herein, which are the Company's and the Guarantors' responsibilities.

                                    ARTICLE 3

                            MISCELLANEOUS PROVISIONS

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     3.1.    INSTRUMENTS TO BE READ TOGETHER. This Third Supplemental Indenture
is an indenture supplemental to and in implementation of the Existing Indenture, and said Existing Indenture and this Third Supplemental Indenture shall henceforth be read together.

     3.2. CONFIRMATION. The Existing Indenture as amended and supplemented by this Third Supplemental Indenture is in all respects confirmed and preserved.

     3.3. TERMS DEFINED. Capitalized terms used herein without definition shall have the meanings assigned to them in the Existing Indenture.

     3.4. COUNTERPARTS. This Third Supplemental Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     3.5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     3.6. EFFECTIVENESS. The provisions of this Third Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto on the Operative Date of this Third Supplemental Indenture. If the Tender Offer Condition does not occur, the terms of this Third Supplemental Indenture shall be null and void.

     3.7. GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Third Supplemental Indenture without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby. This Third Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental
Indenture to be duly executed as of the date first above written.


                                          THE HOCKEY COMPANY


                                          By: /s/ R. Desrosiers
                                             -----------------------------
                                          Name:
                                          Title:

                                          SPORT MASKA INC.


                                          By: /s/ R. Desrosiers
                                             -----------------------------
                                          Name:
                                          Title:

                                          SPORTS HOLDINGS CORP.


                                          By: /s/ R. Desrosiers
                                             -----------------------------
                                          Name:
                                          Title:

                                          MASKA U.S., INC.


                                          By: /s/ R. Desrosiers
                                             -----------------------------
                                          Name:
                                          Title:

                                          SLM TRADEMARK ACQUISITION CORP.


                                          By: /s/ R. Desrosiers
                                             -----------------------------
                                          Name:
                                          Title:

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                                          WAP HOLDINGS INC.


                                          By: /s/ R. Desrosiers
                                             -----------------------------
                                          Name:
                                          Title:

                                          SLM TRADEMARK ACQUISITION
                                          CANADA CORP.


                                          By: /s/ R. Desrosiers
                                             -----------------------------
                                          Name:
                                          Title:

                                          JOFA AB


                                          By: /s/ M.A. O'Toole
                                             -----------------------------
                                          Name:
                                          Title:

                                          JOFA HOLDING AB


                                          By: /s/ M.A. O'Toole
                                             -----------------------------
                                          Name:
                                          Title:

                                          NORDIC HOCKEY COMPANY AB


                                          By: /s/ M.A. O'Toole
                                             -----------------------------
                                          Name:
                                          Title:

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                                          THE BANK OF NEW YORK,
                                          AS TRUSTEE


                                          By: /s/ Luis Perez
                                             -----------------------------
                                          Name:         LUIS PEREZ
                                          Title: ASSISTANT VICE PRESIDENT